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                                   Exhibit 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated
________________________________________________________________________________
Dollars in millions
                                             Twelve months ended December 31
________________________________________________________________________________
                                         1995    1994    1993   1992   1991
________________________________________________________________________________
Earnings:
  Income before extraordinary gain
    and cumulative effect of
accounting                             $1 296   $1 215   $1 723  $1 130  $1 114
    changes
  Add: income taxes                       610      610      968     619     371
  Less: equity in undistributed
income
    of all affiliates accounted for        16       21       50       3       1
by
    the equity method
  Add: fixed charges, excluding
interest
    on deposits and capitalized        5 452     4 483    3 781    3 292  3 503
    interest
________________________________________________________________________________
  Earnings available for fixed
charges,                               7 342    6 287     6 422    5 038  4 987
    excluding interest on deposits
  Add: interest on deposits            2 520    1 946     1 917    2 306  2 830
________________________________________________________________________________
  Earnings available for fixed
charges,                               9 862    8 233     8 339    7 344  7 817
    including interest on deposits
________________________________________________________________________________
Fixed charges:
  Interest expense, excluding
interest on                            5 414    4 452     3 753    3 267  3 472
    deposits
  Interest factor in net rental           38       31        28       25     31
expense
________________________________________________________________________________
  Total fixed charges, excluding
interest
    on deposits and capitalized        5 452    4 483     3 781    3 292  3 503
    interest
  Capitalized interest                     -        -         -        -     20
________________________________________________________________________________
  Total fixed charges, excluding
interest                               5 452    4 483     3 781    3 292  3 523
    on deposits
  Add: interest on deposits            2 520    1 946     1 917    2 306  2 830
________________________________________________________________________________
  Total fixed charges, including
interest                               7 972    6 429     5 698    5 598  6 353
    on deposits
________________________________________________________________________________
Ratio of earnings to fixed charges:
  Excluding interest on deposits       1.35     1.40      1.70(a)  1.53(b) 1.42(c)
  Including interest on deposits       1.24     1.28      1.46(a)  1.31(b) 1.23(c)
________________________________________________________________________________

(a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

(b) For the year ended December 31, 1992, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for income taxes, was 1.67 excluding interest on deposits and 1.39 including interest on deposits.

(c) For the year ended December 31, 1991, the ratio of earnings to fixed charges, including the extraordinary gain on early retirement of debt, was 1.43 excluding interest on deposits and 1.24 including interest on deposits.

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                                   Exhibit 12

 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                                    Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated
________________________________________________________________________________
Dollars in millions
                                              Twelve months ended December 31
________________________________________________________________________________
                                         1995    1994     1993    1992   1991
________________________________________________________________________________
Earnings:
  Income before extraordinary gain
    and cumulative effect of
accounting                              $1 296   $1 215   $1 723  $1 130   $1 114
    changes
  Add: income taxes                        610      610      968     619      371
  Less: equity in undistributed
income
    of all affiliates accounted for         16       21       50       3        1
by
    the equity method
  Add: fixed charges, excluding
interest
    on deposits, preferred stock         5 452    4 483    3 781   3 292    3 503
    dividends, and capitalized
interest
________________________________________________________________________________
  Earnings available for fixed
charges,                                 7 342    6 287    6 422   5 038    4 987
    excluding interest on deposits
  Add: interest on deposits              2 520    1 946    1 917   2 306    2 830
________________________________________________________________________________
  Earnings available for fixed
charges,                                 9 862    8 233    8 339   7 344    7 817
    including interest on deposits
________________________________________________________________________________
Fixed charges:
  Interest expense, excluding
interest on                              5 414    4 452    3 753   3 267    3 472
    deposits
  Interest factor in net rental             38       31       28      25       31
expense
________________________________________________________________________________
  Total fixed charges, excluding
interest
    on deposits, preferred stock         5 452    4 483    3 781   3 292    3 503
    dividends, and capitalized
interest
  Preferred stock dividends                 35       30       28      29       32
  Capitalized interest                       -        -        -       -       20
________________________________________________________________________________
  Total fixed charges, excluding
interest                                 5 487     4 513    3 809   3 321   3 555
    on deposits
  Add: interest on deposits              2 520     1 946    1 917   2 306   2 830
________________________________________________________________________________
  Total fixed charges, including
interest                                 8 007     6 459    5 726   5 627   6 385
    on deposits
________________________________________________________________________________
Ratio of earnings to fixed charges:
  Excluding interest on deposits         1.34      1.39    1.69(a)  1.52(b) 1.40(c)
  Including interest on deposits         1.23      1.27    1.46(a)  1.31(b) 1.22(c)
________________________________________________________________________________


(a) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and 1.42 including interest on deposits.

(b) For the year ended December 31, 1992, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for income taxes, was 1.65 excluding interest on deposits and 1.39 including interest on deposits.

(c) For the year ended December 31, 1991, the ratio of earnings to combined fixed charges and preferred stock dividends, including the extraordinary gain on early retirement of debt, was 1.41 excluding interest on deposits and 1.23 including interest on deposits.

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